Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of November 5, 2013, among VITESSE SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Borrower”), the other Loan Parties (as defined below), and WHITEBOX VSC LTD., a British Virgin Islands business company (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement dated as of August 23, 2007, as amended by that First Amendment to Loan Agreement, dated as of October 16, 2009 (the “First Amendment”), as further amended by that Second Amendment to Loan Agreement, dated as of February 14, 2011 (the “Second Amendment”; such Loan Agreement as amended by the First Amendment and the Second Amendment, the “Existing Loan Agreement”), and as further amended hereby, by and among the lenders from time to time signatory thereto (collectively the “Lenders” and individually each a “Lender”), the Borrower, and the Agent, as one of the Lenders and as agent for the Lenders (the “Loan Agreement”).

RECITALS

WHEREAS, the Borrower desires to make certain amendments to the Loan Agreement as set forth herein, and pursuant to Section 9.1 of the Loan Agreement such amendments may only be made with the written consent of the Required Lenders.

WHEREAS, the Required Lenders hereby consent to such amendments as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to the Loan Agreement.

(a)                                 Section 1.1 of the Loan Agreement is hereby amended by deleting the following definitions:

“2.6(a)(ii) Prepayment Date”

“Term A Prepayment Date”

(b)                                 Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:

“8.00% Debentures”:  Means the Borrower’s 8.00% convertible second lien debentures due 2014 issued under the New Indenture.

“Change of Control Notice Period”: As defined in Section 2.6(e).

“Consolidated Revenue”:  Means, with respect to the Borrower for any period, the aggregate of the revenue of Borrower and its Subsidiaries for such period, on a consolidated basis, determined in accordance with the GAAP.

“Disqualified Stock”:  Means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Term Notes mature.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Fiscal Quarter”:  Means a fiscal quarter of the Borrower ending on one of March 31, June 30, September 30, and December 31.

“Prepayment Percentage”:  Means, with respect to any prepayment made prior to October 30, 2014, 5%; with respect to any prepayment made on or after October 30, 2014 and prior to October 30, 2015, 3%; and with respect to any prepayment made on or after October 30, 2015 and prior to the Maturity Date, 2%.

“Third Amendment”: Means the Third Amendment to the Loan Agreement dated as of November 5, 2013.

“Unrestricted Cash”:  Means cash and Cash Equivalents that constitutes collateral under the Security Documents over which the Agent for the benefit of the Lenders has a perfected security interest and Lien that has priority over and is senior in all respects and prior to any Lien in favor of any other Person.”

(c)                                  Section 1.1 of the Loan Agreement is hereby amended by deleting the existing definition of the following terms and replacing them with the following:

“Change of Control”:  Means the occurrence of any of the following circumstances that does not also constitute a Fundamental Change: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Equity Interests of the Borrower representing fifty percent (50%) or more of the combined voting power of all Equity Interests of the Borrower entitled to vote in the election of directors; or (b) the first day on which a majority of the members of the board of directors of the

Borrower are not Continuing Directors; or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, control over Equity Interests of the Borrower representing fifty percent (50%) or more of the combined voting power of all Equity Interests of the Borrower entitled to vote in the election of directors.

“Contingent Obligation”: Means with respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, Equity Interests or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include (i) endorsements for collection or deposit, in each case in the ordinary course of business, or (ii) the incurrence by the Borrower or any Guarantor of any guarantee of Indebtedness of the Borrower or any Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by this Agreement.

“Effective Rate”:  With respect to the Term Loans, 9.00% per annum.

“Fundamental Change”:  Means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) (a) that is consummated prior to October 30, 2014 and (b) in connection with which 50% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that is (i) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange.

“Indebtedness”: Means with respect to any Person at the time of any determination, without duplication, and in each case whether contingent or otherwise: (a) all obligations of such Person for borrowed money (including non-recourse obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate swap agreements, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option agreements and other similar contracts (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (k) all obligations of such Person under any Disqualified Stock issued by such Person, and (l) all Contingent Obligations of such Person.

“Optional Prepayment Fee”: As defined in Section 2.6(a)(v).

“Prepayment Event”: Means:

(a)                                 any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) prior to repayment, redemption or defeasance of all of the 8.00% Debentures, the sale, license or other disposition of intellectual property, inventory or used, worn-out or surplus equipment, all in the ordinary course of business, and (ii) after the repayment, redemption or defeasance of all of the 8.00% Debentures, dispositions described in clauses (a), (b), (c) and (d) of Section 6.2;

(b)                                 any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Asset Sale Proceeds therefrom have not been applied, or committed pursuant to an agreement (including any purchase orders) to be applied, to repair, restore or replace such property or asset within 180 days after such event; or

(c)                                  the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.12.

“Subordinated Debt”: Means (a) the Existing Convertible Debentures, (b) the 8.00% Debentures, and (c) any other Indebtedness of the Borrower, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (i) that Required Lenders have approved in writing prior to the creation of such Indebtedness, or (ii) as to any Indebtedness of the Borrower existing on the date of this Agreement, that Required Lenders have approved as Subordinated Debt in a writing delivered by Required Lenders to the Borrower on or prior to the Closing Date.

“Term A Loan Maturity Date”:  Means August 31, 2016.

“Term B Loan Maturity Date”:  Means August 31, 2016.

“Term B Prepayment Date”: As defined in Section 2.6(a)(iv).”

(d)                                 Section 2.6(a) of the Loan Agreement is hereby amended by replacing the Section in its entirety with the following:

“(a)                           Option Prepayments; Prepayment Fee.

(i)                                     [intentionally omitted].

(ii)                                  The Borrower may prepay the outstanding Term Loans, in whole or from time to time in part, by paying to the Agent for disbursement to the Lenders an amount equal to 100% of the principal amount thereof plus accrued but unpaid interest thereon.

(iii)                               Except as provided in Section 2.6(a)(iv) below, all prepayments under Section 2.6(a)(ii) shall require not less than three (3) Business Days’ notice to the Agent.  Any notice by the Borrower of its election to prepay under Section 2.6(a)(ii) shall be irrevocable.  Each partial prepayment shall be in a minimum aggregate amount for all of the Lenders of $100,000 or an integral multiple thereof.  Amounts prepaid on any Term Loan under this Section 2.6(a) shall be for the account of each Lender in proportion to its respective Term Loan Percentage.

(iv)                              For so long as such Term B Loans are convertible into Common Stock, (A) all prepayments of Term B Loans shall require not less than twenty (20) Business Days and not more than sixty (60) Business Days prior written notice to the Agent; (B) any notice of prepayment of Term B Loans shall state:  (I) such intended prepayment date (the “Term B Prepayment Date”); (II) the aggregate principal amount of Term B Loans being prepaid, plus any interest accrued and unpaid, to but excluding, the Term B Prepayment Date, if any; (III) if fewer than all of the Term B Loans are being prepaid, the aggregate principal amount of Term B Loans that will be outstanding after such partial prepayment; (IV) that on the Term B Prepayment Date the aggregate principal amount and interest accrued and unpaid to, but excluding the Term B Prepayment Date will become due and payable upon the prepayment of such Term B Loan, and that interest shall cease to accrue on and after such date; (V) the Conversion Price, the date on which the right to convert the principal amount of the Term B Loans to be prepaid will terminate, whether the Borrower has elected to settle its obligation upon conversion in cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock only (and in the event that the Borrower has elected to settle all or a portion of its conversion obligation in cash, the date on which the Cash Settlement Averaging Period will begin) and the places where the Term B Notes may be surrendered for conversion; and (VI) the place or places where the Term B Notes evidencing the Term B Loans to be prepaid shall be surrendered for cancellation upon payment of the outstanding principal, accrued and unpaid interest of such Term B Loans.  Any notice of prepayment under this Section 2.6(a)(iv) shall be given by the Borrower or, at the Borrower’s request, by the Agent in the name of and at the expense of the Borrower.

(v)                                 The Borrower shall pay the Lenders holding Term Loans prepaid, in accordance with the their respective Term Loan Percentage, a non-refundable prepayment fee equal to the Prepayment Percentage of the aggregate amount of principal prepaid (the “Optional Prepayment Fee”).  The Optional Prepayment Fee shall be paid concurrently with each prepayment pursuant to Section 2.6(a)(ii).”

(e)                                  Section 2.6 is hereby amended by adding a clause (e) at the end thereof as follows:

“(e)                            Prepayment Following Change of Control.  If a Change of Control occurs, the Borrower shall deliver notice to the Agent within five (5) Business Days following such Change of Control specifying that a Change of Control has occurred and offering to prepay the Term Loans of each Lender, or any part thereof (in a principal amount of $1,000 or an integral multiple thereof), and in connection therewith to pay each Lender electing prepayment a non-refundable fee of one percent (1%) of the aggregate amount of principal prepaid.  The Agent shall distribute copies of such notice to the Lenders and each Lender shall have thirty (30) days from the date of such notice (the “Change of Control Notice Period”) to elect to have their Term Notes prepaid, in whole or in part.  Each Lender electing to have all or a portion of their Term Loans prepaid shall deliver to the Agent prior to the expiration of the Change of Control Notice Period a notice indicating the amount of the Term Notes held by such Lender which such Lender elects to be prepaid as follows:

Aggregate principal amount of Term A Notes held by Lender:         ;

Principal amount of Term A Notes Held by Lender to be prepaid:          ;

Aggregate principal amount of Term B Notes held by Lender:          ;

Principal amount of Term B Notes Held by Lender to be prepaid:           .

On the date which is forty (40) days following the Change of Control (or if such date is not a Business Day the next Business Day) the Borrower shall pay to the Agent, for payment to the Lenders that have elected to have of their Term A Loans or Term B Loans prepaid, the principal amount which the Lenders have elected to have prepaid together with accrued and unpaid interest thereon, plus the applicable prepayment fee.”

(f)                                   Article V of the Loan Agreement is hereby amended to add new Section 5.14 to read in its entirety as follows:

“Section 5.14                       Minimum Liquidity.  The Borrower shall at all times maintain not less than $8,000,000 in Unrestricted Cash.”

(g)                                  Section 6.1 of the Loan Agreement is hereby amended by replacing the Section in its entirety with the following:

“Section 6.1.                           Merger.  The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) nor permit any Subsidiary to do any of the foregoing (each a “Merger Transaction”); provided, however, that so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, any Subsidiary may be merged with or liquidated into the Borrower or any Guarantor if the Borrower or such Guarantor is the surviving corporation or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person shall expressly assume the obligations of such Borrower or such Guarantor under the Loan Documents pursuant to agreements reasonably satisfactory to the Agent and, provided, further, that, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, (A) the Borrower may merge with another Person so long as (I) the Borrower is the surviving entity or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person expressly assumes the obligations of such Borrower under the Loan Documents pursuant to agreements reasonably satisfactory to the Agent and (II) no Cash or Cash Equivalents are exchanged by the Borrower as consideration for the Merger Transaction, (B) if the VWAP is less than or equal to 150% of the Initial VWAP but greater than 50% of the Initial VWAP and the Merger Transaction is consummated prior to October 30, 2014, the Borrower may merge with another Person in exchange for Cash or Cash Equivalents (each a “Cash Merger”) so long as (I) the Borrower is the surviving entity or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person expressly assumes the obligations of such Borrower under the Loan Documents pursuant to agreements reasonably satisfactory to the Agent and (II) the aggregate value of all such Cash Mergers does not exceed $25,000,000, (C) if the VWAP is greater than 150% of the Initial VWAP or the Merger Transaction is consummated on or after October 30, 2014, the Borrower may merge with another Person so long as the Borrower is the surviving entity or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person expressly assumes the obligations of such Borrower under the Loan Documents pursuant to agreements reasonably satisfactory to the Agent.”

(h)                                 Section 6.2 of the Loan Agreement is hereby amended by replacing the Section in its entirety with the following:

“Section 6.2                              Dispositions of Assets.  The Borrower will not, nor will permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions), including without limitation any transfer by the Borrower to a Subsidiary (other than a Guarantor) or a Subsidiary to any other Subsidiary (other than a Guarantor), any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing (unless such agreement expressly provides that the Borrower’s obligation to undertake any of the foregoing is subject to the prior approval of the Agent), except that, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, (i) prior to repayment, redemption or defeasance of all of the 8.00% Debentures, the Borrower and any Subsidiary may sell, license or otherwise dispose of (x) intellectual property, inventory or used, worn-out or surplus equipment, all in the ordinary course of business inventory and (y) any other property as long as the net proceeds from the sale of such other property are applied to the Term Loans in accordance with Section 2.6(b)(i), and (ii) after repayment, redemption or defeasance of all of the 8.00% Debentures, any of the following transactions are expressly permitted hereunder:

(a)                                 the sale, license or other disposition of intellectual property, inventory or used, worn-out or surplus equipment, all in the ordinary course of business;

(b)                                 the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the Net Asset Sale Proceeds of such sale are applied with reasonable promptness (and in no event more than sixty (60) days after such sale of equipment) to the purchase price of such replacement equipment;

(c)                                  other dispositions of property from and after October 1, 2013 whose net book value in the aggregate does not exceed 5% of the Borrower’s total consolidated assets as shown on its balance sheet for its most recent prior fiscal quarter;

(d)                                 any Asset Sale for which the Net Asset Sale Proceeds of such Asset Sale are (i) retained as cash or Cash Equivalents or (ii) used within 365 days of the receipt of such Net Asset Sale Proceeds (i) to pay for any Permitted Acquisitions, (ii) to purchase tangible assets or any information systems or (iii) for working capital or research and development purposes, provided, that, the aggregate fair market value of all property disposed of pursuant to this Section 6.2(d) from and after October 1, 2013 may not exceed $20,000,000; and

(e)                                  other Asset Sales in addition to those allowed pursuant to Section 6.2(d) above, provided that the Net Asset Sale Proceeds of the Asset Sale are applied to the Term Loans in accordance with Section 2.6(b)(i).”

(i)                                     Section 6.12(i) of the Loan Agreement is hereby amended by replacing the Section in its entirety with the following:

“(i)                               Other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding provided that, if such Indebtedness is incurred at any time prior to October 30, 2014, the VWAP at the time of the incurrence of such Indebtedness is greater than or equal to 150% of the Initial VWAP;”

(j)                                    Section 6.13 is hereby amended by adding a clause (l) at the end thereof as follows:

“Liens granted upon any property of the Borrower or any Subsidiary to secure Indebtedness incurred pursuant to Section 6.12(i) and that is junior in priority to all Liens granted to the Agent and the Lenders under the Security Documents to secure the Obligations.”

(k)                                 Article VI of the Loan Agreement is hereby amended to add new Section 6.19 to read in its entirety as follows:

“Section 6.19                       Minimum Consolidated Revenue.  The Borrower shall not permit its Consolidated Revenue for any Fiscal Quarter to be less than $10,000,000.”

(l)                                     Article VI of the Loan Agreement is hereby further amended to add at the end thereof a paragraph as follows:

“Anything herein to the contrary notwithstanding, so long as no Default or Event of Default has occurred and is continuing, or will occur as a result thereof, the Borrower may, and may permit any Subsidiary to, directly or indirectly (i) make any prepayment on or purchase, redeem or defease any or all of the 8.00% Debentures, whether in open market or privately negotiated transactions, by public tender offer or otherwise, (ii) deposit in escrow or otherwise set aside cash and Cash Equivalents for the repayment of any or all of the 8.00% Debentures at their stated maturity date or at some earlier date, or (iii) issue Common Stock, or a combination of cash, Cash Equivalents and Common Stock, to the holders of the 8.00% Debentures in exchange for such debentures.”

(m)                             Section 7.1(l) of the Loan Agreement is hereby amended by replacing the Section in its entirety with the following:

“(l)                               [intentionally omitted].”

(n)                                 Section 10.1(a) of the Loan Agreement is hereby amended by deleting the words “Term B Loan Maturity Date” in the first sentence thereof and replacing it with “close of business on the Business Day immediately preceding October 30, 2014”.

(o)                                 The Loan Agreement is hereby amended by deleting Exhibit G thereto.

2.                                      Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof when, and only when, each of the following conditions shall have been satisfied (it being understood that the satisfaction of one or more of the following conditions may occur concurrently with the effectiveness of this Amendment) or waived, as determined by the Agent in its sole discretion (such date, the “Third Amendment Effective Date”).

(a)                                 The Agent shall have received a counterpart of this Amendment duly executed by the Borrower and each other Loan Party.

(b)                                 The representations and warranties set forth herein shall be true and correct as of the date hereof and such representations and warranties shall continue to be true after giving effect to this Amendment and the other transactions contemplated hereby.

(c)                                  The Borrower shall have received a written invoice for, and shall have reimbursed, all reasonable fees, costs, and expenses of the Agent and the Lenders (including filing and recording costs and fees and expenses of Gibson Dunn & Crutcher LLP, counsel to the Agent) incurred or estimated to be incurred on or before the Third Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby.

(d)                                 No Default of Event of Default shall have occurred or be continuing on the date hereof

(e)                                  The Agent shall have received legal opinions from Borrower’s counsel in form and substance acceptable to the Agent and the Lenders.

(f)                                   The Agent shall have received:

(i)                                     a certificate of the secretary or assistant secretary of the Borrower and the Guarantors (the “Loan Parties”) dated the Third Amendment Effective Date, certifying (A) that attached thereto is a true and complete copy of the organizational documents of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of such entity’s organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Amendment and such other documents as may be executed concurrently herewith to which such person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such entity (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

(ii)                                  a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(g)                                  The Agent shall have received a certificate, dated the Third Amendment Effective Date and signed by the chief executive officer and the chief financial officer of Borrower, certifying that the conditions precedent set forth herein have been satisfied as of the Third Amendment Effective Date.

(h)                                 The Borrower shall have paid to the Agent the Third Amendment Consent Fee.

(i)                                     The Global Assignment and Acceptance and Repurchase and Resissue Agreement substantially in the form attached hereto as Exhibit A shall have been executed by the parties thereto, and the assignments, repurchases and reissuances contemplated thereunder shall have occurred to the satisfaction of the Agent.

(j)                                    The Agent shall have received such other documents as the Lenders or the Agent may reasonably request.

3.                                      Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lenders that:

(a)                                 To the Borrower’s Knowledge, no Default or Event of Default exists under the Loan Agreement as of the date hereof.

(b)                                 The execution and delivery of this Amendment by each Loan Party will result in valid and legally binding obligations of such entity enforceable against it in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)                                  The execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not: (i) contravene the terms of any of such Person’s organizational documents; (ii) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien, or require any payment by the Borrower to be made under (A) any contractual obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its subsidiaries or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or any material portion of its property is subject; or (iii) violate any applicable law in any material respect. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required on the part of the Borrower or the other Loan Parties in connection with the execution, delivery or performance by, or enforcement against the Borrower or the other Loan Parties of, this Amendment, other than the filing of any uniform commercial code financing statements or amendments thereto and any filings required under federal securities laws.

(d)                                 Each of the representations and warranties made by any Loan Party set forth in Article IV of the Loan Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Occurrence” are true and correct in all respects) on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(e)                                  The Loan Documents (as such term is modified by this Amendment) constitute First Lien Loan Documents under and are entitled to the benefits of the Intercreditor Agreement.

4.                                      Consent Fee.  The Borrower shall pay to the Agent for the benefit of the Lenders and certain affiliates thereof (to be shared as agreed among them prior to the date hereof) a consent fee of $308,487.89 (the “Third Amendment Consent Fee”).

5.                                      Releases. In partial consideration of the Lenders’ willingness to enter into this Amendment, the Borrower and the other Loan Parties hereby release the Lenders and the Agent and their respective officers, affiliates, employees, representatives, agents, financial advisors, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected, to the extent that any of the foregoing arises from any action or failure to act in connection with the Loan Agreement or any other Loan Document or any document entered into in connection therewith on or prior to the date hereof.

6.                                      Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or email shall be effective as delivery of a manually executed counterpart of this Amendment.

7.                                      APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.                                      Entirety. This Amendment and the Loan Documents, and any documents entered into in connection herewith, embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment, together with the Loan Documents and any documents entered into in connection herewith, represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. In the event there is a conflict between this Amendment and the Loan Documents or any documents entered into in connection herewith, this Amendment shall control.

9.                                      Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.                                      Successors and Assigns; Transfers. This Amendment shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

10.                               Notices. Any notice or other communication to any party in connection with this Amendment shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

11.                               Costs and Expenses. Whether or not the Third Amendment Effective Date occurs, the Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the related Term Sheet and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Gibson Dunn & Crutcher LLP, counsel to the Agent).

12.                               Reference to and Effect on the Existing Loan Agreement. On and after the Third Amendment Effective Date, each reference in the Existing Loan Agreement to the “Agreement,” “hereunder,” “hereof’ or words of like import referring to the Existing Loan Agreement, and each reference in each of the Loan Documents to “the Loan Agreement,” “thereunder,” “thereof’ or words of like import referring to the Loan Agreement, shall mean and be a reference to the Existing Loan Agreement, as amended by this Amendment. The Existing Loan Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents. This Amendment is a Loan Document.

13.                               Reaffirmation. Each Loan Party hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each Loan Document to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each Loan Document to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Amendment. The undersigned include all Guarantors.

14.                               Waivers and Amendments. This Amendment can be waived, modified, amended, or terminated only explicitly in a writing signed by the Borrower and the Agent. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

15.                               Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective successors and assigns, and is not intended to be enforceable by any third parties other than any acquiring parties under a definitive purchase agreement.

16.                               Captions. Captions in this Amendment are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Amendment.

[Signature pages follow.]

IN WITNESS THEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Christopher R. Gardner
Name: Christopher R. Gardner
Title: Chief Executive Officer

VITESSE MANUFACTURING & DEVELOPMENT CORPORATION

By: :	/s/ Christopher R. Gardner
Name: Christopher R. Gardner
Title: President

VITESSE SEMICONDUCTOR SALES CORPORATION

By: :	/s/ Christopher R. Gardner
Name: Christopher R. Gardner
Title: President

WHITEBOX VSC, LTD, as Agent

By:	/s/ Mark Strefling
	Name:	Mark Strefling
	Title:	Director

[Signature Page to Third Amendment to Loan Agreement]

WHITEBOX MULTI STRATEGY PARTNERS, LP, as a Lender

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: General Counsel & Chief Compliance Officer

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP, as an Assignee

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: General Counsel & Chief Compliance Officer

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP, as an Assignee

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: General Counsel & Chief Compliance Officer

PANDORA SELECT PARTNERS, LP, as an Assignee

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: General Counsel & Chief Compliance Officer

[Signature Page to Third Amendment to Loan Agreement]

Exhibit A

Form of Global Assignment and Acceptance and Repurchase and Resissue Agreement

A-1

Execution Copy

GLOBAL ASSIGNMENT AND ACCEPTANCE AND
REPURCHASE AND RE-ISSUE AGREEMENT

GLOBAL ASSIGNMENT AND ACCEPTANCE AND REPURCHASE AND RE-ISSUE AGREEMENT, dated as of November 5, 2013 (this “Assignment and Acceptance”), by and among, on the one hand, Whitebox VSC, Ltd., in its capacity as Agent and a Lender under the Loan Agreement referenced below (in such capacity, “Assignor”), and, on the other hand, Whitebox Multi Strategy Partners, LP, Whitebox Concentrated Convertible Arbitrage Partners, LP, Whitebox Credit Arbitrage Partners, LP, IAM Mini Fund 14, Ltd., Pandora Select Partners, LP, and Whitebox Special Opportunities Fund Series B Partners, LP (collectively, the “Assignees”), and Vitesse Semiconductor Corporation, as Borrower.

PRELIMINARY STATEMENTS:

WHEREAS, Borrower is a party to that certain Loan Agreement dated as of August 23, 2007 (as amended by the First Amendment to Loan Agreement dated as of October 16, 2009 and the Second Amendment to Loan Agreement dated as of February 2, 2011, the “Loan Agreement”) by and among Borrower, Whitebox VSC, Ltd., as Agent (the “Agent”);

WHEREAS, the Borrower, the Agent, the Assignor and the Assignees desire to enter into certain assignments, repurchases and refundings under the Loan Agreement to effect new holdings under the Loan Agreement prior to entering into that certain Third Amendment to Loan Agreement, dated as of the date hereof (the “Third Amendment”), by and among the Borrower, the Agent, the Assignor and certain of the Assignees;

NOW THEREFORE, each of the parties hereto hereby agrees as follows:

1.             Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined.

2.             Subject to the terms and conditions hereof, effective as of the Assignment Effective Date (as defined below), (a) Assignor hereby irrevocably sells and assigns, the interests in the Term A Loans and Term B Loans as set forth Schedule A, without recourse to Assignor, and all of Assignor’s rights and obligations with respect to the Term Loans under the Loan Agreement, and (b) the Assignees hereby irrevocably purchase and assume, the interests in the Term A Loans and Term B Loans as set forth on Schedule A, without recourse to Assignor, and all of Assignor’s rights and obligations with respect to the Term Loans under the Loan Agreement (the “Assigned Interests”).

3.             Immediately upon the assignment of the Assigned Interests, the Borrower shall repurchase the Term A Loans and the Term B Loans assigned to IAM Mini Fund 14, Ltd. and Whitebox Special Opportunities Fund Series B Partners, LP (the “Redeemed Notes”) at a purchase price (the “Redemption Price”) equal to the sum of 104% of the outstanding principal amount of the Term A Loans and Term B Loans held by such Lenders plus accrued and upaid interest thereon, as set forth on Schedule B.  Concurrently with such repurchase of the Redeemed Notes, Borrower shall re-issue to Whitebox Multi Strategy Partners, LP, Whitebox Concentrated Convertible Arbitrage Partners, LP, Whitebox Credit Arbitrage Partners, LP and Pandora Select Partners, LP., Term A Loans and Term B Loans in an aggregate principal amount of 100% of the

1

outstanding principal amount of the Redeemed Notes (the “Re-Issued Notes”), against payment by such Lenders to the Borrower of a purchase price equal to the Redemption Price, all as set forth on Schedule B.  The Re-Issued Notes shall be deemed outstanding under the Loan Agreement and shall be deemed to have accrued interest equal to the amount of the accrued interest retired with respect to the Redeemed Notes.  The Loan Agreement is hereby amended or waived to the extent necessary to effect the purposes of this paragraph.

4.             Assignor does not (a) make any representation or warranty or assume any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto, or any collateral or the legality, validity, perfection or priority of any Lien granted or purported to be granted pursuant to Security Document, or any other agreement purporting to grant a Lien in any property of any Person to secure the Obligations, or (b) make any representation or warranty or assume any responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other obligor or the performance or observance by any Borrower, any of their Subsidiaries or any other obligor of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

5.             Each of the Assignees (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, (b) confirms that it has received a copy of each of the Loan Agreement and related documents, together with copies of the financial statements furnished or delivered in connection therewith and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, (c) agrees that it will, independently and without reliance upon Assignor or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or any other instrument or document furnished pursuant hereto or thereto, and (d) agrees that it will be bound by the provisions of the Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Loan Agreement is required to be performed by it as a Lender.

6.             This Assignment and Acceptance shall become effective upon the satisfaction of the following conditions (the date upon which such conditions are first satisfied being the “Assignment Effective Date”): (a) the execution and delivery of this Assignment and Acceptance by each of the parties hereto; (b) the receipt by Agent, for the account of Assignor, from the Assignees of an amount equal to the aggregate principal amount of the Term A Loans and Term B Loans assigned pursuant to this Assignment and Acceptance as set forth on Schedule A; (c) the receipt by Agent, for the account of Assignor, from the Assignees of an amount equal to the amount payable, as of the date of such payment, in respect of all accrued and unpaid interest and all fees and any other amounts payable under the Loan Agreement as of such date of payment, including without limitation all amounts are set forth on Schedule A (assuming the Assignment Effective Date occurs on November 5, 2013).  If the Assignment Effective Date does not occur on November 5, 2013, the amounts payable hereunder shall be updated pursuant to a new Schedule A and Schedule B to be prepared by Agent.  Payment of the amounts set forth on Schedule A shall be made to the Agent’s account below:

2

[                         ]

[                         ]

[                         ]

7.             Payment of the amounts to be paid pursuant to paragraph 3 shall be made to:

Whitebox Special Opp. Fund L.P. — Series B:	IAM Mini-Fund 14 Limited:	Borrower:

[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

8.             Upon the effectiveness of this Assignment and Acceptance, (a) from and after the Assignment Effective Date, Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreements, (b) the Assignees shall be entitled to the benefit of each of the provisions of the Loan Agreement, and (c) the Assignor shall continue to be entitled to the benefit of the provisions of the Loan Agreement that survive assignment by their terms.

9.             THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  ASSIGNOR AND ASSIGNEES HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AND ACCEPTANCE.

10.          This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  This Assignment and Acceptance is being executed and delivered pursuant to Section 9.5 of the Loan Agreement.  The parties to the Loan Agreement waive any variances between this Assignment and Acceptance and the form of Assignment and Acceptance provided for in the Loan Agreement.

[signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

WHITEBOX VSC, LTD., As Agent, Lender and Assignor

By:
Name:
Title:

WHITEBOX MULTI STRATEGY PARTNERS, LP, as an Assignee

By:
Name:
Title:

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP, as an Assignee

By:
Name:
Title:

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP, as an Assignee

By:
Name:
Title:

S-1

IAM MINI FUND 14, LTD., as Assignee

By:
Name:
Title:

PANDORA SELECT PARTNERS, LP, as an Assignee

By:
Name:
Title:

WHITEBOX SPECIAL OPPORTUNITIES FUND SERIES B PARTNERS, LP, as an Assignee

By:
Name:
Title:

VITESSE SEMICONDUCTOR CORPORATION, as the Borrower

By:
Name:
Title:

S-2

SCHEDULE A

Loans
under Loan Agreement

Commitments/Loans

Assignor	Principal Balance Outstanding	Accrued Interest	Total Indebtedness Outstanding
WHITEBOX VSC, LTD.	Term A Loan: $7,856,658.48	Term A Loan: $48,122.03	Term A Loan: $7,904,780.51

	Term B Loan: $9,341,806.99	Term B Loan: $43,595.10	Term B Loan: $9,385,402.09

A-1

Assignees

Fund	Term A Bonds	Term A Accrued	Term A (Principal and Interest)
Whitebox Multi Strategy Partners, LP	$2,117,416.30	$12,969.17	$2,130,385.47
Whitebox Concentrated Convertible Arbitrage Partners, LP	$2,359,647.09	$14,452.84	$2,374,099.93
Whitebox Credit Arbitrage Partners, LP	$844,629.96	$5,173.36	$849,803.32
IAM Mini Fund 14, Ltd	$251,916.09	$1,542.99	$253,459.08
Pandora Select Partners, LP	$351,238.48	$2,151.34	$353,389.82
Whitebox Special Opportunities Fund Series B Partners, LP	$1,931,810.56	$11,832.34	$1,943,642.90
Total Bonds	$7,856,658.48	$48,122.03	$7,904,780.51

Fund	Term B Bonds	Term B Accrued	Term B (Principal and Interest)
Whitebox Multi Strategy Partners, LP	$2,517,672.68	$11,749.14	$2,529,421.82
Whitebox Concentrated Convertible Arbitrage Partners, LP	$2,805,692.49	$13,093.23	$2,818,785.72
Whitebox Credit Arbitrage Partners, LP	$1,004,290.83	$4,686.69	$1,008,977.52
IAM Mini Fund 14, Ltd	$299,535.93	$1,397.83	$300,933.76
Pandora Select Partners, LP	$417,633.28	$1,948.96	$419,582.24
Whitebox Special Opportunities Fund Series B Partners, LP	$2,296,981.78	$10,719.25	$2,307,701.03
Total Bonds	$9,341,806.99	$43,595.10	$9,385,402.09

S-2

SCHEDULE B
Repurchased and Issued Term A Loans and Term B Loans

Fund	Repurchased Term A Bonds	Repurchased Term A Accrued	Issued Term A Loans (Principal and Interest)
Whitebox Multi Strategy Partners, LP			545,931.66
Whitebox Concentrated Convertible Arbitrage Partners, LP			545,931.66
Whitebox Credit Arbitrage Partners, LP			545,931.66
IAM Mini Fund 14, Ltd	251,916.09	1,542.99	—
Pandora Select Partners, LP			545,931.66
Whitebox Special Opportunities Fund Series B Partners, LP	1,931,810.56	11,832.34	—
Total Bonds			2,183,726.65

Fund	Repurchased Term B Bonds	Term B Accrued	Issued Term B Loans (Principal and Interest)
Whitebox Multi Strategy Partners, LP			649,129.43
Whitebox Concentrated Convertible Arbitrage Partners, LP			649,129.43
Whitebox Credit Arbitrage Partners, LP			649,129.43
IAM Mini Fund 14, Ltd	299,535.93	1,397.83	—
Pandora Select Partners, LP			649,129.43
Whitebox Special Opportunities Fund Series B Partners, LP	2,296,981.78	10,719.25	—
Total Bonds			2,596,517.71

B-1